Exhibit 10.4
ACKNOWLEDGMENT AND WAIVER OF
CERTAIN PROVISIONS OF THE VOTING AND STANDSTILL AGREEMENT.
     Reference is made to that certain Voting and Standstill Agreement (the “Voting and Standstill Agreement”) made and entered into as March 19, 2010, between United American Healthcare Corporation, a Michigan corporation (“UAHC”) and St. George Investments, LLC, an Illinois limited liability company (“St. George”) as amended by that certain Amendment to Voting and Standstill Agreement executed June 7, 2010 by UAHC and St. George and by that certain Agreement to Join the Voting and Standstill Agreement, executed June 7, 2010, by The Dove Foundation, an Illinois trust (the “Dove Foundation”), and acknowledged and accepted by UAHC and St. George.
     Reference is also made to that certain Securities Purchase Agreement by and among certain members of Pulse Systems, LLC, a Delaware limited liability company (“Pulse”) and UAHC pursuant to which UAHC is acquiring all of the common units of Pulse (the “Acquisition”).
     The parties acknowledge that, but for this Acknowledgment and Waiver, the Acquisition would be considered a “Triggering Event” under the Voting and Standstill Agreement; however, by executing this Acknowledgement and Waiver, each of UAHC, St. George and The Dove Foundation agrees that the Acquisition shall not be considered a “Triggering Event” under the Voting and Standstill Agreement notwithstanding the language of the Voting and Standstill Agreement.
Signatures on the Following Page

     In Witness Whereof, each of the undersigned has caused this Acknowledgment and Waiver to be executed intending it to take effect as an instrument effective as of June 18, 2010. This Acknowledgment and Waiver may be executed in one or more counterparts and by facsimile, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

UNITED AMERICAN HEALTHCARE CORPORATION		ST. GEORGE INVESTMENT, LLC,

		By:	FIFE TRADING, INC., its Manager

By:	/s/ William C. Brooks Name: William C. Brooks	By:	/s/ John M. Fife Name: John M. Fife, President
Title: President and Chief Executive Officer

THE DOVE FOUNDATION

By:	/s/ James M. Delahunt Name: James M. Delahunt, as Trustee

S